Exhibit 99.1

AT THE COMPANY:	IR INQUIRIES:
Andrew Schmidt	Charles Messman, Todd Kehrli
Chief Financial Officer 949-362-5800	MKR Group 323-468-2300 ir@mkr-group.com

SMITH MICRO SOFTWARE ANNOUNCES

PRELIMINARY THIRD QUARTER REVENUES

Schedules Release of Full Results and Conference Call for November 2, 2011

Aliso Viejo, CA – October 13, 2011 – Smith Micro Software, Inc. (NASDAQ: SMSI), a leading provider of wireless and mobility solutions, today announced that it expects preliminary revenues for its third quarter ended September 30, 2011 to be approximately $12.6 million. This estimate is derived from preliminary results of operations that are unaudited and subject to completion of the financial closing process for this period. Actual results for the quarter may differ from this estimate. During the course of the financial statement closing process, the Company may identify items that will require adjustments, which may be material, to the estimate of revenues.

In addition, due to certain triggering events, some of which are the recent declines in the Company’s stock price and revenues, the Company will test goodwill and long-lived assets for impairment as of September 30, 2011 as required by generally accepted accounting principles. While Smith Micro has not yet concluded its accounting analysis, the Company now anticipates that it will record a charge for impairment of goodwill and other long-lived assets plus a reserve for deferred tax assets of approximately $115 to $125 million. The charge will not impact the Company’s cash flow or cash position, but it will result in an increase in the net loss and loss per share amounts for the third quarter of 2011 and fiscal year ending December 31, 2011.

No conference call will be held in conjunction with the Company’s announcement of these preliminary results and estimates. The Company’s next conference call will occur when it releases its full financial results for the third quarter of 2011 after the close of trading on Wednesday, November 2, 2011, at which time the Company will discuss its quarterly results, plans for new product offerings and ongoing restructuring efforts. The teleconference details are below. In addition, the Company does not expect to provide future revenue guidance on this teleconference, and plans to suspend giving revenue guidance until management has better visibility of the performance and timing of the Company’s new product initiatives.

The Smith Micro third quarter 2011 teleconference may be accessed as follows:

Date and Time:	Wednesday, November 2, 2011, 1:30 pm PT / 4:30 pm ET

News Release:	Available at the Smith Micro website at www.smithmicro.com

Teleconference:	Dial 877-941-0844 ten minutes prior to the start of the call. International participants can call 480-629-9835. The passcode is SMSI

Internet Webcast:	www.smithmicro.com

Replay:	The conference call webcast will be available for replay in the Smith Micro Investor Relations section and can be accessed at www.smithmicro.com.

About Smith Micro Software, Inc.:

Smith Micro Software, Inc. provides software solutions that simplify, secure and enhance the mobile experience. Our portfolio of products and services spans Connectivity Management, Communications and Content Management solutions. Smith Micro’s solutions include client and server software applications used by the world’s leading wireless operators, device manufacturers and enterprises. For more information about Smith Micro Software (NASDAQ: SMSI), visit smithmicro.com.

Safe Harbor Statement:

This release contains forward-looking statements that involve risks and uncertainties, including without limitation forward-looking statements relating to the company’s preliminary estimates of revenues, impairment charges and reserves for deferred tax assets for the quarter ended September 30, 2011, its financial prospects and other projections of its performance, the company’s ability to increase its business and the anticipated timing and financial performance of its new products and services and potential acquisitions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are adjustments to estimated revenues that may be identified during the financial statement closing process, uncertainties in estimating the amount and timing of goodwill and long-lived asset impairment charges and reserves for deferred tax assets, changes in demand for the company’s products from its customers and their end-users, new and changing technologies and mobile communications products, customer acceptance of those technologies and products, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software providers. These and other factors discussed in the company’s filings with the Securities and Exchange Commission, including its filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management regarding future events and business performance as of the date of this release, and the company does not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.